UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

Lumber Liquidators Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33767 (Commission File Number)	27-1310817 (I.R.S. Employer Identification No.)

3000 John Deere Road, Toano, Virginia (Address of principal executive offices)		23168 (Zip Code)

Registrant’s telephone number, including area code: (757) 259-4280

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 15, 2016, Lumber Liquidators Holdings, Inc. (the “Company”) entered into a voluntary agreement (the “Agreement”) with the Office of Compliance and Field Operations of the Consumer Product Safety Commission (“CPSC”) with respect to the laminate flooring products manufactured in and imported from China and sold in the United States from 2011 to May 2015 (the “Product”). The submission of the Agreement does not constitute an admission of any wrongdoing by the Company that either or a substantial product hazard exists, or that there is any information which reasonably supports the conclusion that the product contains a defect that could create a substantial product hazard. A copy of the joint press release announcing the entry into the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Under the terms of the Agreement, the Company agreed, among other things, to continue to offer to its customers the voluntary testing program, at no cost to its customers, that the Company has had in place since May 2015 and to continue to provide testing data from this program to CPSC.

The above description of the Agreement is not complete and is qualified in its entirety by the terms of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Corrective Action Plan between the Office of Compliance and Field Operations of the Consumer Product Safety Commission and Lumber Liquidators Holdings, Inc.

99.1	Joint press release dated June 16, 2016

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUMBER LIQUIDATORS HOLDINGS, INC. (Registrant)
Date: June 17, 2016	By:	/s/ Jill Witter
Jill Witter
Secretary and Chief Compliance and Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Corrective Action Plan between the Office of Compliance and Field Operations of the Consumer Product Safety Commission and Lumber Liquidators Holdings, Inc.

99.1	Joint press release dated June 16, 2016